Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or
     Rule 14a-12

                             Interactive Investments

-------------------------------------------------------------------------------

             (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1),
          14a-6(j)(2) or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules
          14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

       ------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:

       ------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       ------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:

       ------------------------------------------------------
    5) Total fee paid:

       ------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1) Amount previously paid:

       -------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

       -------------------------------------------------------

     3) Filing party:

       -------------------------------------------------------

     4) Date filed:

       -------------------------------------------------------

                             INTERACTIVE INVESTMENTS
                              101 PARK CENTER PLAZA
                                   SUITE 1300
                           SAN JOSE, CALIFORNIA 95113




                                                          June 12, 1997



Dear Shareholder:

         You are cordially invited to attend a Special Meeting of Shareholders of The Technology Value Fund (the "Fund") to be held on Monday, July 21, 1997 at 10:00 a.m. at 101 Park Center Plaza, Suite 1300, San Jose, California 95113.

         The primary purpose of the Special Meeting is to approve or disapprove a new investment advisory agreement with Interactive Research Advisers, Inc. (the "Investment Adviser") in connection with a restructuring of the two basic fees paid by the Fund, the investment advisory fee and the administration fee. If this new arrangement is approved, the Fund will have lower potential total operating expenses and a significantly lower administration fee. The Investment Adviser will receive a slightly higher management fee. If the new investment advisory agreement is approved, THERE WILL BE NO INCREASE IN THE TOTAL EXPENSES TO BE INCURRED BY THE FUND DUE TO CERTAIN CONTRACTUAL COMMITMENTS UNDERTAKEN BY THE INVESTMENT ADVISER TO WAIVE MANAGEMENT FEES AND/OR REIMBURSE EXPENSES OF THE FUND. The reasons for the submission to shareholders of the new investment advisory agreement are set forth in the proxy statement. Shareholders are also being asked to approve the amendment or elimination of several of the Fund's fundamental investment limitations. The Board of Trustees has given full and careful consideration to each of the matters submitted to shareholders and has concluded that the proposals are in the best interests of the Fund and its shareholders. The Board of Trustees, therefore, recommends that you vote "FOR" each of the proposals discussed herein.

         Regardless of the number of shares you own, it is important that they are represented and voted. If you cannot personally attend the Special Shareholders' Meeting, we would appreciate your promptly voting, signing and returning the enclosed proxy in the postage-paid envelope provided.

                                                   Very truly yours,



                                                   Kevin M. Landis
                                                   Chairman of the Board

                             INTERACTIVE INVESTMENTS
                         SPECIAL MEETING OF SHAREHOLDERS
                                  JULY 21, 1997

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The Technology Value Fund

The undersigned hereby appoints John F. Splain and Kevin M. Landis, and each of them, as Proxies with power of substitution and hereby authorizes each of them to represent and to vote as provided on the reverse side, all shares of beneficial interest of the above Fund which the undersigned is entitled to vote at the Special Meeting of shareholders to be held on July 21, 1997 or at any adjournment thereof.

The undersigned acknowledges receipt of the Notice of Special Meeting and Proxy Statement dated June 12, 1997.


                                                 Date: ________________________

                                                 NOTE: Please sign exactly as
                                                 your name appears on this
                                                 proxy. If signing for an
                                                 estate, trust or corporation,
                                                 title or capacity should
                                                 be stated. If the shares are
                                                 held jointly, both signers
                                                 should sign, although the
                                                 signature of one will bind the
                                                 other.







                                                 Signature(s)  PLEASE SIGN IN
                                                 THE BOX ABOVE

PLEASE INDICATE YOUR VOTE BY FILLING IN THE APPROPRIATE BOX BELOW, AS SHOWN, USING BLUE OR BLACK INK OR DARK PENCIL. DO NOT USE RED INK.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS DESCRIBED HEREIN.

1. With respect to the approval or disapproval of a new investment advisory agreement with Interactive Research
         Advisers, Inc. (the "Investment Adviser").

         FOR                   AGAINST               ABSTAIN
         [   ]                 [   ]                 [   ]

2. With respect to the approval or disapproval of the Fund's fundamental investment limitation with respect to industry concentration.

         FOR                   AGAINST               ABSTAIN
         [   ]                 [   ]                 [   ]

3. With respect to the approval or disapproval of a change to the Fund's fundamental investment limitation with respect to borrowing.

         FOR                   AGAINST               ABSTAIN
         [   ]                 [   ]                 [   ]

4. With respect to the approval or disapproval of the elimination of the Fund's fundamental investment limitation with respect to investments in securities owned by officers and Board members of the Fund or the Investment Adviser.

         FOR                   AGAINST               ABSTAIN
         [   ]                 [   ]                 [   ]

5. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Special Meeting.


PLEASE MARK YOUR PROXY, DATE AND SIGN IT ON THE REVERSE SIDE, AND
RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO
POSTAGE IF MAILED IN THE UNITED STATES.

                             INTERACTIVE INVESTMENTS
                              101 PARK CENTER PLAZA
                      SUITE 1300 SAN JOSE, CALIFORNIA 95113


                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS OF
                            THE TECHNOLOGY VALUE FUND
                           TO BE HELD ON JULY 21, 1997


         NOTICE IS HEREBY GIVEN that a special meeting of shareholders of The Technology Value Fund (the "Fund") will be held at 101 Park Center Plaza, Suite 1300, San Jose, California 95113, on Monday, July 21, 1997 at 10:00 a.m. to consider and vote on the following matters:

1. To approve or disapprove a new investment advisory agreement with Interactive Research Advisers, Inc. (the "Investment Adviser");

2. To approve or disapprove the Fund's fundamental investment limitation with respect to industry concentration;

3. To approve or disapprove a change to the Fund's fundamental investment limitation with respect to borrowing;

4. To approve or disapprove elimination of a superseded state-law imposed investment limitation with respect to investments in securities owned by officers and Board members of the Fund or the Investment Adviser; and

5. To transact any other business, not currently contemplated, that may properly come before the meeting at the discretion of the proxies or their substitutes.

         Shareholders of record at the close of business on May 22, 1997 are entitled to notice of, and to vote at, this meeting or any adjournment thereof.

                                     By order of the Board of Trustees,



                                     Kendrick W. Kam
                                     Secretary

June 12, 1997



         Please execute the enclosed proxy and return it promptly in the enclosed envelope, thus avoiding unnecessary expense and delay. No postage is required if mailed in the United States. The proxy is revocable and will not affect your right to vote in person if you attend the meeting.

                             INTERACTIVE INVESTMENTS
                              101 PARK CENTER PLAZA
                                   SUITE 1300
                           SAN JOSE, CALIFORNIA 95113
-------------------------------------------------------------------------------

                         SPECIAL MEETING OF SHAREHOLDERS
                            THE TECHNOLOGY VALUE FUND
                           To Be Held on July 21, 1997

-------------------------------------------------------------------------------

                                 PROXY STATEMENT
-------------------------------------------------------------------------------

         This proxy statement is furnished in connection with the solicitation by the Board of Trustees of the Fund of proxies for use at the special meeting (the "Special Meeting") of shareholders or at any adjournment thereof. This proxy statement and form of proxy were first mailed to shareholders on or about June 21, 1997.

         The purposes of the Special Meeting of shareholders are: (1) to approve or disapprove a new investment advisory agreement with Interactive Research Advisers, Inc. (the "Investment Adviser") increasing the management fee payable to the Investment Adviser (ALTHOUGH APPROVAL OF THE NEW INVESTMENT ADVISORY AGREEMENT WILL NOT RESULT IN AN INCREASE IN TOTAL EXPENSES TO BE INCURRED BY THE FUND DUE TO CERTAIN CONTRACTUAL COMMITMENTS UNDERTAKEN BY THE INVESTMENT ADVISER TO WAIVE MANAGEMENT FEES AND/OR REIMBURSE EXPENSES OF THE FUND IN ORDER TO LIMIT THE FUND'S TOTAL OPERATING EXPENSES); (2) to approve or disapprove the Fund's fundamental investment limitation with respect to industry concentration; (3) to approve or disapprove a change to the Fund's fundamental investment limitation with respect to borrowing; and (4) to approve or disapprove elimination of the Fund's fundamental investment limitation with respect to investments in securities owned by officers and Board members of the Fund or the Investment Adviser.

         A proxy, if properly executed, duly returned and not revoked, will be voted in accordance with the specifications thereon. A proxy which is properly executed that has no voting instructions to a proposal will be voted for that proposal, as in the case of broker non-votes as described below. A shareholder may revoke a proxy at any time prior to use by filing with the Secretary of the Fund an instrument revoking the proxy, by submitting a proxy bearing a later date, or by attending and voting at the Special Meeting.

         The Investment Adviser has retained Management Information Services Corp. ("MIS") to solicit proxies for the Special Meeting. MIS is responsible for printing proxy cards, mailing proxy material to shareholders, soliciting brokers, custodians, nominees and fiduciaries, tabulating the returned proxies and performing other proxy solicitation services. The anticipated cost of such services is approximately $1,000 and will be paid by the Investment Adviser. The Investment Adviser will also pay the printing and postage costs of the solicitation.

         In addition to solicitation through the mails, proxies may be solicited by officers, employees and agents of the Fund at the expense of the Investment Adviser, without cost to the Fund. Such solicitation may be by telephone, facsimile or otherwise. The Investment Adviser will reimburse MIS, brokers, custodians, nominees and fiduciaries for the reasonable expenses incurred by them in connection with forwarding solicitation materials to the beneficial owners of shares held of record by such persons.

         THE FUND'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 IS AVAILABLE AT NO CHARGE BY WRITING TO THE TRUST AT P.O. BOX 5354, CINCINNATI, OHIO 45201-5354, OR BY CALLING THE TRUST NATIONWIDE (TOLL-FREE) AT 888-884-2675.

OUTSTANDING SHARES AND VOTING REQUIREMENTS

         The Board of Trustees has fixed the close of business on May 22, 1997 (the "Record Date") as the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting of shareholders or any adjournment thereof. The Fund is the sole series of Interactive Investments, a Delaware business trust. As of the Record Date there were 2,742,568.188 shares of beneficial interest, with no par value, of the Fund outstanding. All full shares of the Fund are entitled to one vote, with proportionate voting for fractional shares.

         On the Record Date, Donaldson, Lufkin & Jenrette Securities Company, P.O. Box 2052, Jersey City, New Jersey 07303 owned 32.0% of the Fund, and National Financial Services Corporation, One World Financial Center, 200 Liberty Street, 5th floor, New York, New York 10281 owned 29.8% of the Fund. No other persons owned of record and, according to information available to the Fund, no other persons owned beneficially 5% or more of the Fund's outstanding shares.

         The vote of a majority of the outstanding shares of the Fund is required for approval of each of the proposals being submitted to shareholders at the Special Meeting. The vote of a majority of the outstanding shares means the vote of the lesser of (1) 67% or more of the shares present or represented by proxy at the Special Meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or (2) more than 50% of the outstanding shares. If a quorum is present at the Special Meeting but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Special Meeting in person or by proxy. A shareholder vote may be taken on one of the proposals in this proxy statement prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate. Abstentions and "broker non-votes" are counted for purposes of determining whether a quorum is present but do not represent votes cast with respect to a proposal. "Broker non-votes" are shares held by a broker or nominee for which an executed proxy is received by the Fund, but are not voted as to one or more proposals because instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power.

         If any of the proposals in this proxy statement are not approved by shareholders, the Board of Trustees will consider such alternatives as may be appropriate and in the best interests of the Fund.

         The Trustees of the Fund intend to vote all of their shares in favor of the proposals described herein. All Trustees and officers as a group owned of record or beneficially less than 1% of the Fund's outstanding shares on the Record Date.

I. APPROVAL OF NEW INVESTMENT ADVISORY AGREEMENT BETWEEN THE FUND AND THE INVESTMENT ADVISER

         GENERAL. The Fund's present investment advisory agreement (the "Current Advisory Agreement") is dated February 1, 1995 and was last approved by the Board of Trustees, including a majority of the Trustees who are not interested persons, as defined in the Investment Company Act of 1940 (the "1940 Act"), of the Investment Adviser or the Fund (the "Independent Trustees"), on February 1, 1997.

         The Fund's shareholders are being asked to approve a new investment advisory agreement (the "New Advisory Agreement"). Under the New Advisory Agreement, the form of which is attached to this Proxy Statement as Exhibit A, THERE WILL BE AN INCREASE IN THE MANAGEMENT FEE PAYABLE TO THE INVESTMENT ADVISER. HOWEVER, APPROVAL OF THE NEW ADVISORY AGREEMENT WILL NOT RESULT IN AN INCREASE IN THE TOTAL OPERATING EXPENSES TO BE INCURRED BY THE FUND SINCE THE INVESTMENT ADVISER WOULD BE OBLIGATED, UNDER THE TERMS OF THE NEW ADVISORY AGREEMENT, TO WAIVE MANAGEMENT FEES

AND/OR REIMBURSE EXPENSES OF THE FUND IN ORDER TO LIMIT THE TOTAL OPERATING EXPENSES OF THE FUND AS DESCRIBED BELOW. The New Advisory Agreement is otherwise substantially identical to the Current Advisory Agreement, except as to its effective date and termination date. The New Advisory Agreement is to become effective upon its approval by the shareholders of the Fund.

         TERMS OF THE NEW ADVISORY AGREEMENT. Under the New Advisory Agreement, as under the Current Advisory Agreement, the Investment Adviser serves as the discretionary portfolio manager of the Fund, subject to the supervision of the Board of Trustees.

         The New Advisory Agreement, like the Current Advisory Agreement, requires the Investment Adviser to give primary consideration to securing the most favorable price and efficient execution in the selection of brokers and dealers to execute portfolio transactions for the Fund. The New Advisory Agreement further provides that, consistent with this policy, the Adviser may consider the financial responsibility, research and investment information and other services provided by the broker or dealer and in particular may select brokers who also provide brokerage and research services to the Fund and/or the other accounts over which the Investment Adviser exercises investment discretion and may pay a broker who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker would charge for effecting that transaction. The Investment Adviser may select such brokers if the Investment Adviser determines in good faith that the amount of the commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker. However, since the inception of the Fund, the Investment Adviser has not received any "soft dollar" research from brokers in connection with the Fund's portfolio transactions, and the Investment Adviser has no current intention of doing so.

         Under the New Advisory Agreement, as under the Current Advisory Agreement, the Investment Adviser is responsible for the compensation of any of the Fund's trustees, officers and employees who are interested persons of the Investment Adviser, for the compensation of the Investment Adviser's personnel and for other expenses incurred in connection with the provisions of portfolio management services under the New Advisory Agreement. In addition, the Investment Adviser will pay, out of the legitimate profits it realizes from the management fee, the expenses of printing and distributing the Fund's prospectuses and sales and advertising materials to prospective clients and other expenses incurred in connection with the sale or distribution of the Fund's shares.

         The New Advisory Agreement will remain in force for an initial term of two years and from year to year thereafter, subject to annual approval by (a) the Board of Trustees or (b) a vote of the majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund; provided that in either event continuance is also approved by a majority of the Independent Trustees, by a vote cast in person at a meeting called for the purpose of voting such approval. The New Advisory Agreement may be terminated at any time, on sixty days' written notice, without the payment of any penalty, by the Board of Trustees, by a vote of the majority of the outstanding voting securities of the Fund, or by the Investment Adviser. The New Advisory Agreement automatically terminates in the event of its assignment, as defined by the 1940 Act and the rules thereunder. The provisions in the New Advisory Agreement with respect to term and termination are the same as those in the Current Advisory Agreement, except as to its initial term which, under the Current Advisory Agreement, was one year.

         PROPOSED MANAGEMENT FEE INCREASE. As compensation for its investment advisory services on behalf of the Fund, the Fund pays the Investment Adviser a management fee under the Current Advisory Agreement equal to the annual rate of 1.00% of the Fund's average daily net assets. This fee is computed daily and paid monthly. The Fund also incurs an administration fee payable to the Investment Adviser at the rate of .95% of the Fund's average daily net assets.

         As compensation for its investment advisory services on behalf of the Fund, the Fund would pay the Investment Adviser a management fee (the "Proposed Fee") under the New Advisory Agreement equal to the annual rate of 1.50% of the Fund's average daily net assets. The Proposed Fee would be computed daily and paid monthly.

         The Proposed Fee represents an increase in the management fee payable to the Investment Adviser over the fee paid to the Investment Adviser under the Current Advisory Agreement. However, due to a corresponding decrease in the administration fee payable by the Fund to the Investment Adviser, THE FUND'S TOTAL OPERATING EXPENSES WOULD NOT INCREASE IF THE NEW ADVISORY AGREEMENT IS APPROVED. In addition, the New Advisory Agreement requires the Investment Adviser to waive its management fees and/or reimburse expenses of the Fund, to the extent necessary to limit the Fund's total operating expenses to 1.95% of the Fund's average net assets up to $200 million, 1.90% of such assets from $200 million to $500 million, 1.85% of such assets from $500 million to $1 billion, and 1.80% of such assets in excess of $1 billion. THUS, WHILE THE PROPOSED FEE IS HIGHER THAN THE

MANAGEMENT FEE UNDER THE CURRENT ADVISORY AGREEMENT, THE FUND'S TOTAL EXPENSES AS A PERCENTAGE OF NET ASSETS WILL NOT INCREASE AND MAY ACTUALLY DECREASE AS THE NET ASSETS OF THE FUND INCREASE.

         The Investment Adviser is, in essence, rationalizing the fee structure to more correctly allocate the costs of managing the Fund between the advisory function and the administrative function. A correct alignment of costs is important as the Fund grows: The Investment Adviser is increasingly required to devote more of its time to the important tasks associated with managing the Fund's investment portfolio, and must delegate various administrative tasks to third party professionals in the mutual fund service industry.

         DUE TO THE CONTRACTUAL COMMITMENTS UNDERTAKEN BY THE INVESTMENT ADVISER TO WAIVE MANAGEMENT FEES AND/OR REIMBURSE OPERATING EXPENSES OF THE FUND, THE FUND'S TOTAL OPERATING EXPENSES WILL NEVER EXCEED 1.95% OF THE FUND'S AVERAGE NET ASSETS AS LONG AS THE NEW ADVISORY AGREEMENT REMAINS IN EFFECT.

         The Investment Adviser currently provides administrative services to the Fund pursuant to an administration agreement, for which it receives a fee at the annual rate of .95% of the Fund's average daily net assets. Under a new agreement (the "New Administration Agreement"), which has been approved by the Board of Trustees and is to become effective concurrently with the New Advisory Agreement, the administration fee payable to the Investment Adviser will be reduced to .45% of the Fund's average daily net assets.

         Attached as Exhibit B is a chart showing the dollar amount of, and percentage difference between, the management fees paid during the Fund's past fiscal year under the Current Advisory Agreement and the amount of fees that would have been paid under the New Advisory Agreement. Also set forth in Exhibit B are comparative fee tables showing the total amount of fees and expenses paid by the Fund under the Current Advisory Agreement as a percentage of average net assets and the total amount of fees and expenses the Fund would have paid if the New Advisory Agreement had been in effect during such fiscal year.

         FACTORS CONSIDERED BY THE TRUSTEES. The Trustees determined that the terms of the New Advisory Agreement are fair and reasonable and that approval of the New Advisory Agreement on behalf of the Fund is in the best interests of the Fund. The Trustees considered a number of factors in deciding to recommend an increase in the management fee. At all times during the Trustees' deliberations, they were advised by Fund counsel. The Trustees reviewed a variety of information relating to the nature, quality and scope of the services provided by the Investment Adviser and the reasonableness of the proposed change in advisory fees for the Fund. Among other things, the Trustees considered the following: the short-term and long-term performance of the Fund relative to the performance of other funds with comparable objectives and policies as well as relative to standardized indices; the fees charged by other managers of mutual funds with comparable objectives and policies for comparable services and the total expense ratios of such funds; the profitability of the Investment Adviser's relationship with the Fund; and other organizational information relating to the Investment Adviser, its advisory personnel and its investment processes.

         The Trustees determined that the Investment Adviser has provided quality services with respect to the Fund. In particular, the Trustees noted that, for the year ended March 31, 1997, the Fund was ranked by Micropal, an independent organization that ranks mutual funds, as the number one performing science and technology fund out of 44 comparable mutual funds ranked by Micropal. The Fund had a total return of 36.38% for such period. In addition, from inception of the Fund through March 31, 1997, the Fund has had an aggregate total return of 194.39% compared to an aggregate return of 77.93% for the Standard & Poor's 500 Composite Stock Price Index.

         The Trustees also determined that the Fund's absolute performance and performance relative to comparable mutual funds and indices would not have been affected if the Proposed Fee had been in effect throughout these historical periods.

         The Trustees examined the total expense ratio and effective advisory fees of the Fund against comparable mutual funds under both the Current Advisory Agreement and New Advisory Agreement. The Trustees noted that the Proposed Fee would result in an expense ratio and effective advisory fee for the Fund that is above the median and average of funds with comparable objectives and policies but that the Proposed Fee compares much more favorably with that of other funds operating under a fee structure comparable to that of the Fund. The Trustees also concluded that the relative position of the Fund was justified by its superior performance against comparable funds.

         The Trustees noted that the Investment Adviser has undertaken to waive its advisory fees and/or reimburse Fund expenses in order to limit the Fund's operating expenses to an annual rate of 1.95% of the Fund's average net assets. They also noted that the Investment Adviser has agreed to further waive management fees and/or reimburse Fund expenses to the extent necessary to lower the total expense ratio as the Fund's assets increase. The Trustees concluded that, as a result of this commitment, the Proposed Fee would not increase the Fund's expenses for the foreseeable future and may actually decrease expenses as the net assets of the Fund increase.

         The Trustees also reviewed profitability information prepared by the Investment Adviser based on its internal cost allocations. As part of their review of the profitability information, the Trustees considered the various indirect benefits to the Investment Adviser from its relationship to the Fund. The Trustees considered the other potential opportunities available to key management personnel of the Investment Adviser and concluded that the Proposed Fee was necessary to maintain the viability of the relationship between the Investment Adviser and the Fund.

         Based upon its evaluation of the materials presented and assisted by the advice of Fund counsel, the Board of Trustees, including all of the Independent Trustees, concluded that the New Advisory Agreement was fair and reasonable and in the best interests of the Fund's shareholders. By a vote cast at a meeting held on May 3, 1997, the Trustees unanimously approved, and voted to recommend to the shareholders of the Fund that they approve, the New Advisory Agreement.

         If the New Advisory Agreement is approved by shareholders, the New Administration Agreement will go into effect immediately. If the New Advisory Agreement is not approved by shareholders, the Investment Adviser will continue to manage the Fund pursuant to the Current Advisory Agreement, the New Administration Agreement will not go into effect, and the Board of Trustees may consider other alternatives.

   THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE NEW ADVISORY AGREEMENT.

         OWNERSHIP AND MANAGEMENT OF THE INVESTMENT ADVISER AND RELATED MATTERS. The Investment Adviser is a California corporation controlled by Kendrick W. Kam and Kevin M. Landis. Mr. Kam and Mr. Landis are both employees of the Investment Adviser, and are officers and Trustees of the Trust. On February 28, 1997, new shares of the Investment Adviser were issued to Yakoub N. Billawala and Steven
C. Witt so that, after such issuance of shares, Mr. Billawala and Mr. Witt each owned 5% of the Investment Adviser. The address of the Investment Adviser, and its executive officers, is 101 Park Center Plaza, Suite 1300, San Jose, California 95113.

         The principal executive officers and directors of the Investment Adviser are as follows:

Name and Position with
the Fund                                        Principal Occupation
Kevin M. Landis                                 Secretary of the
President                                       Investment Adviser

Kendrick W. Kam                                 President of the Investment
Secretary                                       Adviser

Yakoub N. Billawala                             Treasurer/Operations Partner
Treasurer                                       of the Investment Adviser

Steven C. Witt                                  Marketing Partner of the
                                                Investment Adviser

II.      APPROVAL OF THE FUND'S FUNDAMENTAL INVESTMENT LIMITATION
         WITH RESPECT TO INDUSTRY CONCENTRATION

         The 1940 Act requires the Fund to adopt a fundamental investment policy with respect to concentration of the Fund's assets in a particular industry. The Fund currently states in its Prospectus that it will invest 25% or more of its total assets in each of the electronic and medical technology industries. The Investment Adviser has found these two industry areas to be difficult to define, overlapping and excessively restrictive. The Investment Adviser intends to continue to focus on technology stocks that have strong connections to medical and electronic technology applications, but does not wish to operate the Fund with a rigid concentration policy requiring a firm commitment to invest 25% or more of its assets in these areas. The Investment Adviser would like to operate the Fund as a technology fund with no specific industry concentrations. Accordingly, the Investment Adviser is proposing, and on May 3, 1997 the Board of Trustees unanimously approved, subject to shareholder approval, that the Fund adopt a fundamental investment policy stating only that the Fund "will invest, under normal market conditions, 65% or more of its total assets in the technology industry." This fundamental policy is being proposed not to significantly change the manner in which the Fund's assets are managed, but rather to provide the Investment Adviser with greater flexibility in diversifying among technology stocks as the Investment Adviser deems appropriate in light of market conditions.

THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE FOR THE PROPOSED INDUSTRY CONCENTRATION POLICY.

III. APPROVAL OF CHANGE TO THE FUND'S FUNDAMENTAL INVESTMENT LIMITATION ON BORROWING

         The 1940 Act requires the Fund to adopt a fundamental investment policy with respect to borrowing. The Fund's current policy is as follows:

         "The Fund may not borrow money from banks except for temporary or emergency (not leveraging) purposes, including the meeting of redemption requests that might otherwise require the untimely disposition of securities, in an aggregate amount not exceeding 5% of the value of the Fund's total assets at the time any borrowing is made."

         The Investment Adviser is proposing, and on May 3, 1997 the Board of Trustees unanimously approved, subject to shareholder approval, a change in this policy to allow the Fund to borrow up to 25% of its total assets from banks for temporary or defensive purposes. Borrowing magnifies the potential for gain or loss on the portfolio securities of the Fund and, therefore, if employed, increases the possibility of fluctuation in the Fund's net asset value. This is the speculative factor known as leverage. This amendment is being proposed in order to provide the Investment Adviser with greater flexibility in the event of a large volume of unexpected redemption requests, and NOT FOR THE PURPOSE OF LEVERAGING THE FUND'S PORTFOLIO. This expanded ability to borrow may permit the Investment Adviser to avoid making untimely dispositions of securities in order to meet unexpected redemption requests. To reduce the impact of leveraging, the Fund is also proposing to change its policy to state that while the Fund's borrowings are in excess of 5% of its total assets, the Fund will not purchase any additional portfolio securities.

         The new borrowing policy being proposed will read as follows:

         "The Fund may not borrow money from banks except for temporary or emergency (not leveraging) purposes, including the meeting of redemption requests that might otherwise require the untimely disposition of securities, in an aggregate amount not exceeding 25% of the value of the Fund's total assets at the time any borrowing is made. While the Fund's borrowings are in excess of 5% of its total assets, the Fund will not purchase any additional portfolio securities."

THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE FOR THE PROPOSED CHANGE IN THE FUND'S BORROWING POLICY.

IV. APPROVAL OF ELIMINATION OF FUNDAMENTAL INVESTMENT LIMITATION ON INVESTMENTS IN SECURITIES OWNED BY OFFICERS AND BOARD MEMBERS OF THE FUND OR THE INVESTMENT ADVISER

         The Fund's fundamental investment limitations, as currently set forth in the section "Investment Restrictions" in the Fund's Statement of Additional Information, currently contain numerous limitations on or prohibitions against making certain types of investments based upon prohibitions found in the 1940 Act. These limitations also restrict the Fund's ownership of certain securities as mandated by the securities laws of a particular state. On October 11, 1996, President Clinton signed the National Securities Markets Improvement Act of 1996. This new legislation created a national system of regulating mutual funds by preempting substantive regulation by the states. As mutual funds need no longer to comply with state securities laws which impose investment restrictions, management is proposing, and the Board of Trustees has unanimously approved, the elimination of the following limitation not mandated by the 1940
Act:

         "The Fund may not invest in or hold securities of any issuer if, to the knowledge of the Fund, those officers and directors of the Fund or the Investment Adviser owning individually more than 1/2 of 1% of the securities of such issuer together own more than 5% of the securities of such issuer."

         The deletion of the foregoing restriction is not expected to have any impact upon future operations of the Fund.

THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE FOR THE ELIMINATION OF THE FOREGOING INVESTMENT POLICY.

V.   OTHER BUSINESS

            The proxy holders have no present intention of bringing any matters before the Special Meeting other than those specifically referred to above or matters in connection with or for the purpose of effecting the same. Neither the proxy holders nor the Board of Trustees are aware of any matters which may be presented by others. If any other business shall properly come before the Special Meeting, the proxy holders intend to vote thereon in accordance with their best judgment.

         Any shareholder proposal intended to be presented at the next shareholder meeting must be received by the Trust for inclusion in its proxy statement and form of proxy relating to such meeting at a reasonable time before the solicitation of proxies for the meeting is made.

                                      By Order of the Board of Trustees,



                                      Kendrick W. Kam
                                      Secretary

Date:  June 12, 1997

Please complete, date and sign the enclosed Proxy and return it promptly in the enclosed reply envelope. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                                                   EXHIBIT A

                  INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT

This Investment Advisory and Management Agreement ("Agreement"), is made and entered into as of ___________, 1997 by and between Interactive Investments, a Delaware business trust (the "Fund") and Interactive Research Advisers, Inc., each having its principal place of business at 101 Park Center Plaza, Suite 1300, San Jose, California 95113.

WHEREAS, the Fund, an open-end, non-diversified investment company registered under the Investment Company Act of 1940 (the "1940 Act"), wishes to retain the Adviser to provide investment advisory and management services to the Fund; and

WHEREAS, the Adviser is willing to furnish such services on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

1. The Fund hereby appoints the Adviser to manage the investment and reinvestment of assets of the Technology Value Fund and any other portfolio on the Fund which may be hereafter designated as a separate series for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2. The Fund shall at all times inform the Adviser as to the securities owned by it, the funds available or to become available for investment by it, and generally as to the condition of its affairs. It shall furnish the Adviser with such other documents and information with regard to its affairs as the Adviser may from time to time reasonably request.

3. (a) Subject to the direction and control of the Fund's Board of Trustees, the Adviser shall regularly provide the Fund with investment research, advice, management and supervision and shall furnish a continuous investment program for the Fund's portfolio of securities consistent with the Fund's investment objective, policies, and limitations as stated in the Fund's current Prospectus and Statement of Additional Information. The Adviser shall determine from time to time what securities will be purchased, retained or sold by the Fund, and shall implement those decisions, all subject to the provisions of the Fund's Declaration of Trust, the 1940 Act, the applicable rules and regulations of the Securities and Exchange Commission, and other applicable federal and state laws, as well as the investment objectives, policies, and limitations of the Fund. In placing orders for the Fund with brokers and dealers with respect to the execution of the Fund's securities transactions, the Adviser shall attempt to obtain the best net results. In doing so, the Adviser may consider such factors which it deems relevant to the Fund's best interest, such as price, the size of the transaction, the nature of the market for the security, the amount of the commission,the timing of the transaction, the reputation, experience and financial stability of the broker-dealer involved and the quality of service rendered by the broker-dealer in other transactions. The Adviser shall have the discretionary authority to utilize certain broker-dealers even though it may result in the payment by the Fund of an amount of commission for effecting a securities transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, providing, however, that the Adviser had determined that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by the broker-dealer effecting the transaction. In no instance will portfolio securities be purchased from or sold to the Adviser or any affiliated person thereof except in accordance with the rules and regulations promulgated by the Securities and Exchange Commission pursuant to the 1940 Act. The Adviser shall also provide advice and recommendations with respect to other aspects of the business and affairs of the Fund and shall perform such other functions of management and supervision as may be directed by the Board of Trustees of the Fund, provided that in no event shall the Adviser be responsible for any expense occasioned by the performance of such functions.

4. The Adviser is responsible for (1) compensation of any of the Fund's trustees, officers and employees who are interested persons of the Adviser, (2) compensation of the Adviser's personnel and other expenses incurred in connection with the provisions of portfolio management services under this Agreement, and (3) expenses of printing and distributing the Fund's prospectuses and sales and advertising materials to prospective clients and other expenses incurred in connection with the sale or distribution of the Fund's shares. Other than as herein specifically indicated, the Adviser shall not be responsible for the Fund's expenses. Specifically, the Adviser will not be responsible, except to the extent of the reasonable compensation of employees of the Fund whose services may be used by the Adviser hereunder, for any of the following expenses of the Fund, which expenses shall be borne by the Fund: legal and audit expenses, organization expenses; interest; taxes; governmental fees; fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations;

the cost (including brokerage commissions or charges, if any) of securities purchased or sold by the Fund and any losses incurred in connection therewith; fees of custodian, transfer agents, registrars or other agents; distribution fees; expenses of preparing share certificates; expenses relating to the redemption or purchase of the Fund's shares; expenses of registering and qualifying Fund shares for sale under applicable federal and state law and maintaining such registrations and qualification; expenses of preparing, setting in print, printing and distributing prospectuses, proxy statements, reports, notices and dividends to Fund shareholders; cost of stationery; costs of shareholders and other meetings of the Fund; compensation and expenses of the independent trustees of the Fund; and the Fund's pro rata portion of premiums of any fidelity bond and other insurance covering the Fund and its officers and trustees.

5. No trustee, officer or employee of the Fund shall receive from the Fund any salary or other compensation as such trustee, officer or employee while he is at the same time a director, officer or employee of the Adviser or any affiliated company of the Adviser. This paragraph shall not apply to trustees, executive committee members, consultants and other persons who are not regular members of the Adviser's or any affiliated company's staff.

6. As compensation for the services performed by the Adviser, the Fund shall pay the Adviser, as promptly as possible after the last day of each month, a fee, accrued each calendar day (including weekends and holidays) at the rate of 1.5% per annum of the daily net assets of the Fund. The Adviser shall reduce such fee or, if necessary, make expense reimbursements to the Fund to the extent required to limit the total annual operating expenses of the Fund to 1.95% of its average daily net assets up to $200 million; 1.90% of such assets from $200 million to $500 million; 1.85% of such assets from $500 million to $1 billion; and 1.80% of such assets in excess of $1 billion. The daily net assets of the Funds shall be computed as of the time of the regular close of business of the New York Stock Exchange, or such other time as may be determined by the Board of Trustees of the Fund. Any of such payments as to which the Adviser may so request shall be accompanied by a report of the Fund prepared either by the Fund or by a reputable firm of independent accountants which shall show the amount properly payable to the Adviser under this Agreement and the detailed computation thereof.

7. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith, and shall not be responsible for any action of the Board of Trustees of the Fund in the following or declining to follow any advice or recommendation of the Adviser; provided that nothing in this Agreement shall protect the Adviser against any liability to the Fund or its stockholders to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

8. The Adviser shall be an independent contractor and shall have no authority to act for or represent the Fund in its investment commitments unless otherwise provided. No agreement, bid, offer, commitment, contract or other engagement entered into by the Adviser whether on behalf of the Adviser or whether purporting to have been entered unto on behalf of the Fund shall be finding upon the Fund, and all acts authorized to be done by the Adviser under this Agreement shall be done by it as an independent contractor and not as an agent.

9. Nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of the Adviser who may also be a trustee, officer, or employee of the Fund, to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, nor to limit or restrict the right of the Adviser to engage in any other business or to render services of any kind, including investment advisory and management services, to any other corporation, firm, individual or association.

10. As used in this Agreement, the terms "assignment," "interested person," and "majority of the outstanding voting securities" shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order.

11. This Agreement shall terminate automatically in the event of its assignment by the Adviser and shall not be assignable by the Fund without the consent of the Adviser. This Agreement may also be terminated at any time, without the payment of penalty, by the Fund or by the Adviser on sixty (60) days' written notice addressed to the other party at its principal place of business.

12. This Agreement shall become effective on the date hereof and shall continue in effect for two years and from year to year thereafter only so long as specifically approved annually, (1) by vote of a majority of the trustees of the Fund who are not parties to this Agreement or interested persons of such parties, cast in person at a meeting called for that purpose, and, (2) either by vote of the holders of a majority of the outstanding voting securities of the Fund or by a majority vote of the Fund's Board of Trustees.

13. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no materials amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the Fund's outstanding voting securities.

14. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and sealed by their officers thereunto duly authorized on the day and year first above written.

Attest:                                 INTERACTIVE INVESTMENTS

By:                                     By:
                                             Kevin M. Landis
                                        Its: President

Attest:                                 INTERACTIVE RESEARCH ADVISERS, INC.

By:                                     By:
                                             Kendrick W. Kam
                                        Its: President

                                                            EXHIBIT B


         Set forth below is a chart showing the dollar amount of, and the percentage difference between, the investment management fees and administration fees paid during the Fund's past fiscal year under the Current Advisory Agreement and the amount of fees that would have been paid under the New Advisory Agreement at the Proposed Fee rate. The information below is based on actual assets and expenses for the fiscal year ended December 31, 1996.

                      DOLLAR AMOUNT OF MANAGEMENT FEES PAID
                      (fiscal year ended December 31, 1996)

                                            Current             New
                                            Advisory            Advisory
                                            Agreement           Agreement

Amount of Management Fees Paid
  or That Would Have Been Paid              $122,185            $183,278

Difference in Fees from
  Amount Paid under Current
  Advisory Agreement                                            $ 61,093

Percentage Difference from
  Amount Paid under Current
  Advisory Agreement                                                +50%

Amount of Administration Fees
  Paid or That Would have
  Been Paid                                 $101,257            $ 40,164

Aggregate of Management Fees
  and Administration Fees Paid
  or That Would Have Been Paid              $223,442            $223,442

                              COMPARATIVE FEE TABLE

Annual Fund Operating Expenses
(as a percentage of average net assets)

                                           Current              New
                                           Advisory             Advisory
                                           Agreement            Agreement

Management Fees                              1.00%               1.50%(A)
12b-1 Fees                                    None                None
Administration Fees                           .95%                .45%
                                           ---------            ---------
Total Fund Operating Expenses                1.95%               1.95%(A)
                                           =========            =========

(A) The New Advisory Agreement requires the Investment Adviser to waive its management fees and/or reimburse expenses of the Fund to the extent necessary to limit the Fund's total annual operating expenses to 1.95% of the Fund's average daily net assets up to $200 million, 1.90% of such assets from $200 million to $500 million, 1.85% of such assets from $500 million to $1 billion, and 1.80% of such assets in excess of $1 billion.